As filed with the Securities and Exchange Commission on April 22, 2004

                                                   Registration No. 333-
===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ___________________________


                           Central Freight Lines, Inc.
             (Exact name of registrant as specified in its charter)

                    Nevada                       79-2914331
        (State or other jurisdiction of       (I.R.S. Employer
        incorporation or organization)     Identification Number)

                           ___________________________

                              5601 West Waco Drive
                                Waco, Texas 76710
   (Address, including zip code, of registrant's principal executive offices)

                           ___________________________


                 Central Freight Lines, Inc. 401(k) Savings Plan
                            (Full title of the plan)

                           ___________________________


                                 Robert V. Fasso
                      Chief Executive Officer and President
                           Central Freight Lines, Inc.
                              5601 West Waco Drive
                                Waco, Texas 76710
                                 (254) 772-2120
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ___________________________

                         Calculation of Registration Fee

===================================================================================================================================

    Title of Each Class of            Amount to be           Proposed Maximum            Proposed Maximum          Amount of
  Securities to be Registered         Registered(1)(2)   Offering Price Per Share(3)  Aggregate Offering Price   Registration Fee
------------------------------------  ----------------- ---------------------------  ------------------------   -----------------
Common Stock, $0.001 par value
 per share............................1,000,000 shares         $  11.475                 $  11,475,000              $  1,454

===================================================================================================================================

(1) The 1,000,000 shares of Common Stock represents an estimate of the presently undeterminable number of shares that may be purchased with employee contributions pursuant to the Central Freight Lines, Inc. 401(k) Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Savings Plan.

(2) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Company's Common Stock that become issuable under the Central Freight Lines, Inc. 401(k) Savings Plan by reason of any stock splits, stock dividends, or similar transactions.

(3) Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act on the basis of $11.475 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on April 16, 2004.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

     Central Freight Lines, Inc. (the "Company") will provide participants, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II, which are incorporated by reference in the
Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Request for such documents should be directed to Central Freight Lines, Inc., 5601 West Waco Drive, Waco, Texas 76710, Attention: Human Resource Department, telephone number
(254) 741-5241.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission are incorporated herein by reference and made a part hereof:

     1. The Company's annual report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 30, 2004; and

     2. The description of the Company's common stock, $0.001 par value per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 26, 2003 (File No. 000-50485) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the Common Stock will be passed upon for the Company by Scudder Law Firm, P.C., L.L.O. Certain members of Scudder Law Firm own, in the aggregate, 100,000 shares of the Company's common stock. Heidi Hornung-Scherr, a member of Scudder Law Firm, serves as a director of Central Receivables, Inc., the special purpose subsidiary established by the Company in connection with its receivables securitization facility. Earl Scudder, a member of Scudder Law Firm, served as one of the Company's directors from its founding in 1997 to September 2003.

Item 6.  Indemnification of Directors and Officers

     Article VII of the Company's Amended and Restated Articles of Incorporation (the "Articles") provide that the Company's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under this indemnification provision, the Company is required to indemnify each of its directors and officers against any reasonable expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually incurred by him or her in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which he or she was made a party, by reason of the fact that he or she is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the Company's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action. To the extent not prohibited by law, the Company will advance expenses incurred by directors or officers in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances if a court of competent jurisdiction established that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action. The Company may provide additional indemnification entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company maintains insurance for directors and officers for liability they may incur while serving in such capacities or arising out of his or her status as such.

     Under the applicable statutory provisions, the Company may indemnify each of its directors and officers against any reasonable expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually incurred by him or her in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which he or she was made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that he or she is or was a director or officer of the Company or was serving at the Company's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that he or she failed to act in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was lawful. The statutory provisions further state that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding as set forth above, or defense of any claim, issue, or matter therein, the Company is required to indemnify him or her against expenses (including attorneys' fees).

     Article VII of the Company's Articles eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Company and its stockholders as a director or officer.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

        Exhibit No.          Description
        -----------          ------------
                4.1          Company's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 4.2(b) of the Company's Registration Statement on Form S-
                             1 (Registration No. 333-109068)).

                4.2          Company's Bylaws (incorporated by reference to Exhibit 4.3 of the Company's
                             Registration Statement on Form S-1 (Registration No. 333-109068)).

                4.3          Central Freight Lines, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit
                             10.1(a) of the Company's Registration Statement on
                             Form S-1 (Registration No. 333-109068)).

                4.4          First Amendment to Central Freight Lines, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 10.1(b) of the Company's Registration Statement on Form S-1
                             (Registration No. 333-109068)).

                5.1          Opinion of Scudder Law Firm, P.C., L.L.O. (filed herewith).

                5.2          Internal Revenue Service Determination Letter (filed herewith).

               23.1          Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5.1).

               23.2          Consent of KPMG LLP (filed herewith).

               24.1          Power of Attorney (included on signature page of this Registration Statement).

Item 9. Undertakings

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas on April 21, 2004.

                                  CENTRAL FREIGHT LINES, INC.



                                  By:    /s/ Robert V. Fasso
                                  Name:  Robert V. Fasso
                                  Title: Chief Executive Officer and President

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Robert V. Fasso, Jeffrey A. Hale, Earl H. Scudder, and Mark A. Scudder, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature and Title                                       Date
        -------------------                                       -----


/s/ Robert V. Fasso                                           April 21, 2004
Robert V. Fasso
President, Chief Executive Officer; and Director
(principal executive officer)


/s/ Jeffrey A. Hale                                           April 21, 2004
Jeffrey A. Hale
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)


/s/ Jerry Moyes                                               April 21, 2004
Jerry Moyes
Chairman of the Board of Directors


--------------------------------                              April 21, 2004
Duane W. Acklie
Director


/s/ John Breslow                                              April 21, 2004
John Breslow
Director


/s/ Porter J. Hall                                            April 21, 2004
Porter J. Hall
Director


--------------------------------                              April 21, 2004
Gordan W. Winburne
Director

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas on April 21, 2004.


                            CENTRAL FREIGHT LINES, INC.
                            401(k) SAVINGS PLAN


                            By:   /s/ Robert V. Fasso
                            Name: Robert V. Fasso, on behalf of Central Freight
                                  Lines, Inc. as the Plan Administrator

                                INDEX TO EXHIBITS

  Exhibit No.      Description
  -----------      -----------
     4.1           Company's Amended and Restated Articles of Incorporation (incorporated by reference to
                   Exhibit 4.2(b) of the Company's Registration Statement on Form S-1 (Registration No.
                   333-109068)).

     4.2           Company's Bylaws (incorporated by reference to Exhibit 4.3 of the Company's
                   Registration Statement on Form S-1 (Registration No. 333-109068)).

     4.3           Central Freight Lines, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit
                   10.1(a) of the Company's Registration Statement on Form S-1 (Registration No. 333-
                   109068)).

     4.4           First Amendment to Central Freight Lines, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 10.1(b) of the Company's Registration Statement on Form S-1
                   (Registration No. 333-109068)).

     5.1           Opinion of Scudder Law Firm, P.C., L.L.O. (filed herewith).

     5.2           Internal Revenue Service Determination Letter (filed herewith).

    23.1           Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5.1).

    23.2           Consent of KPMG LLP (filed herewith).